Exhibit 99.1

INFORMATION STATEMENT

Dividend
By
Lakes Entertainment, Inc.
of 12,480,000 Shares of
WPT Enterprises, Inc. Common Stock
to
Lakes Entertainment, Inc. Common Shareholders

We are sending you this Information Statement because we are distributing all of the shares of WPT Enterprises, Inc. (“WPTE”) common stock we hold to holders of our issued and outstanding shares of common stock. We will distribute 0.478982732 shares of WPTE common stock as a dividend on each outstanding share of Lakes Entertainment, Inc. (“Lakes”) common stock, amounting to not more than 12,480,000 shares of WPTE common stock in total. The dividend will be payable on November 21, 2008 to holders of shares of Lakes common stock that are issued and outstanding as of 5:00 P.M. Central Daylight Time on October 24, 2008.

WPTE is principally engaged in the creation of internationally-branded entertainment and consumer projects driven by the development, production and marketing of televised programming based on gaming themes, the licensing and sale of branded products and the sale of corporate sponsorships. On October 1, 2008, the Lakes board of directors determined that it would be in the best interests of Lakes and its shareholders to separate WPTE from Lakes by payment of the dividend. No vote of Lakes shareholders is required in connection with the dividend of WPTE shares. Therefore, you are not required to take any action. We are sending you this Information Statement, which contains additional information about the terms of the dividend, WPTE and WPTE common stock, for your information only. If you would like more information, please call Timothy J. Cope, our President and Chief Financial Officer, at 1-952-449-7030, or our investor relations contact, William Schmitt, at 1-203-682-8200.

Neither the Securities and Exchange Commission nor any state securities regulators have approved the WPTE common stock to be issued to you pursuant to this dividend or determined if this Information Statement is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this Information Statement is November 17, 2008.

November 17, 2008

Dear Lakes Shareholder:

We are pleased to send you this Information Statement about the distribution of all of the shares of WPT Enterprises, Inc. (“WPTE”) common stock we hold. The Information Statement provides you with important information concerning:

•	the U.S. federal income tax treatment of the dividend of shares of WPTE common stock you will receive,

•	how we determined the number of shares you will receive,

•	how fractional shares will be treated,

•	the background and business of WPTE, and

•	how you can obtain additional information about these matters.

We are confident that the distribution will benefit Lakes Entertainment, Inc., WPTE and you, our shareholders. We believe that both Lakes Entertainment, Inc. and WPTE will become stronger and more competitive as a result of the separation. Thank you for your investment in Lakes Entertainment, Inc.

Sincerely,

Timothy J. Cope
President and Chief Financial Officer
Lakes Entertainment, Inc.

130 Cheshire Lane, Suite 101
Minnetonka, MN 55305
www.lakesentertainment.com

INFORMATION ABOUT THE WPTE ENTERPRISES, INC. DIVIDEND

The Dividend

On October 1, 2008, the Lakes Entertainment, Inc. (“Lakes”) board of directors approved the distribution to holders of Lakes common stock of all of the shares of WPT Enterprises, Inc. (“WPTE”) common stock held by Lakes. To effect this distribution, the Lakes board of directors declared a dividend consisting of the 12,480,000 shares of WPTE common stock currently held by Lakes, through its wholly-owned subsidiary, Lakes Poker Tour, LLC. These shares represent about 61% of the outstanding shares of WPTE common stock. The dividend will be paid on November 21, 2008, referred to as the Distribution Date, to the holders of Lakes common stock as of 5:00 P.M. Central Daylight Time on October 24, 2008, in the amount of 0.478982732 shares of WPTE common stock for each share outstanding of Lakes common stock as described below.

You will not be required to pay any cash or other consideration for the shares of WPTE common stock distributed to you. You also will not need to surrender or exchange your shares of Lakes common stock to receive the dividend of WPTE common stock.

The Number of Shares You Will Receive

For each share of Lakes common stock that you owned at 5:00 P.M. Central Daylight Time on October 24, 2008, referred to as the record date, you will receive that number of shares of WPTE common stock equal to the quotient obtained by dividing 12,480,000 (the total number of shares of WPTE common stock to be distributed by the dividend) by 26,055,219 (the total number of shares of Lakes common stock that were outstanding at 5:00 P.M. Central Daylight Time on the record date). As a result, you will receive 0.478982732 shares of WPTE common stock for each share of Lakes common stock you owned at 5:00 P.M. Central Daylight Time on the record date.

Trading In Lakes Common Stock Before and After the Ex-Dividend Date

In order for you to receive the dividend of WPTE common stock, you must have owned shares of Lakes common stock prior to October 31, 2008, the ex-dividend date. If you owned shares of Lakes common stock, but sold those shares before the ex-dividend date, you also sold your entitlement to the shares of WPTE common stock distributed pursuant to the dividend. If you bought shares of Lakes common stock before the ex-dividend date, and sell them on or after the ex-dividend date, you will be entitled to the shares of WPTE common stock distributed pursuant to the dividend.

Lakes did not set the ex-dividend date for the dividend. This date was established by the Financial Industry Regulatory Authority (FINRA) and The Nasdaq Stock Market, LLC pursuant to their rules.

When and How You Will Receive the Dividend

We will pay the dividend on November 21, 2008 by releasing our shares of WPTE common stock to be distributed in the dividend to Wells Fargo Bank, N. A., the transfer agent for shares of WPTE common stock. On or about November 21, 2008 the transfer agent will issue a book entry statement to the shareholders of record of Lakes as of the record date, referred to as the Record Holders, indicating the number of shares of WPTE common stock to which each Record Holder is entitled by the dividend. If your shares of Lakes common stock are held in the “street name” of your brokerage firm, the book entry statement for your allocation of shares of WPTE common stock will be mailed to the brokerage firm. Your broker will, in turn, electronically credit your account for the shares of WPTE common stock you are entitled to receive pursuant to the dividend. This may take 3 to 8 business days after November 21, 2008. If you have any questions in this regard, we encourage you to contact your broker on the mechanics of having the shares of WPTE common stock posted to your account.

Treatment of Fractional Shares

The transfer agent will not deliver any fractional shares of WPTE common stock in connection with the dividend. Instead, the transfer agent will aggregate all fractional shares and sell them on the open market on behalf of the Record Holders who otherwise would be entitled to receive a fractional share of WPTE common stock. Those Record Holders will then receive a cash payment in an amount equal to their pro rata share of the total net proceeds of that sale. Your check for any cash that you may be entitled to receive instead of fractional shares of WPTE common stock will follow separately. We currently estimate that it will take about two weeks from the Distribution Date for the transfer agent to complete these mailings.

U.S. Federal Income Tax Consequences

The discussion set forth below is a summary of the material tax consequences with respect to the distribution. The discussion does not purport to be a complete analysis of all of the potential tax effects of the distribution of the WPTE common stock. The discussion is limited to United States Federal income tax matters and is based upon the Internal Revenue Code of 1986 (the “Code”), Treasury regulations, Internal Revenue Service (“IRS”) rulings, and judicial decisions now in effect, all of which are subject to change at any time, possibly with retroactive effect, by legislative, judicial, or administrative action.

The discussion does not address the tax consequences of receipt of the distribution to taxpayers which are subject to special rules that do not apply to taxpayers generally, such as life insurance companies, tax-exempt organizations, regulated investment companies, S corporations, financial institutions, broker-dealers in securities, foreign entities, nonresident alien individuals, and holders of options or restricted common stock of Lakes.

Receipt of Distribution Shares by Lakes Shareholders.  The distribution will be a taxable event to Lakes shareholders for Federal income tax purposes. This distribution will not qualify as a tax-free spin-off under Section 355 of the Code. The amount received in the distribution by each Lakes shareholder for Federal income tax purposes will be the sum of the fair market value of WPTE common stock received by such shareholder as of the Distribution Date and the amount of any cash received in lieu of fractional shares. The amount received in the distribution by each Lakes shareholder will be taxed as follows:

(1) The distribution will be a taxable dividend to the extent of the shareholder’s pro rata portion of Lakes’ current earnings and profits or accumulated earnings and profits, whichever is greater.

(2) Any portion not taxed as a dividend will be treated as a nontaxable return of capital to the extent of the shareholder’s basis in the Lakes common stock (with a corresponding reduction in the basis).

(3) After the stock basis is exhausted, the excess is gain from the sale or exchange of the Lakes common stock. This gain will be capital gain, and the capital gain will be long-term capital gain if the shareholder has held its Lakes common stock for more than one year.

A corporate distribution which is a taxable dividend is usually taxed at ordinary income rates. However, “qualified dividends” are taxed at a maximum rate of 15% for individuals, estates, and trusts. The portion of this distribution treated as a taxable dividend is expected to be a qualified dividend unless (a) the dividend is paid on any share of stock held for less than 61 days during the 121-day period that began 60 days before the ex-dividend date for this distribution, or (b) the shareholder is obligated (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property.

Each Lakes shareholder for Federal income tax purposes will acquire an initial tax basis in such shareholder’s WPTE common stock equal to the fair market value of the stock that is received by such shareholder as of the Distribution Date. Each Lakes shareholder’s holding period for WPTE common stock received in the distribution will begin on the Distribution Date. In addition, certain special rules, that permit a deduction for dividends received by a corporation, generally will apply in the case of corporations that receive distribution shares, as described below under the caption, “Special Rules Applicable to Corporate Shareholders — Deduction for Dividends Received.”

Lakes has not determined at this point what portion, if any, of the distribution will be treated as a taxable dividend. This will be determined after the distribution and will be reported to the shareholders as described below under the caption, “Tax Reporting.”

Special Rules Applicable to Corporate Shareholders — Deduction for Dividends Received.  A corporate holder of Lakes common stock generally will be entitled, in computing its taxable income for the tax year in which the distribution occurs, to a deduction in an amount equal to 70 percent of the amount received by it in the distribution that constitutes a taxable dividend. This deduction does not apply to any portion received in the distribution that constitutes a return of capital or taxable gain, and it is subject to several limitations as described in the following paragraphs. The dividends received deduction will be available only for dividends received on shares of Lakes common stock that the corporate holder has held for at least 46 days, during the 91-day period beginning on the date which is 45 days before the ex-dividend date with respect to this distribution. A shareholder’s holding period for these purposes generally will be reduced by periods during which: (i) the holder has an option to sell, is under a contractual obligation to sell, or has made (but not closed) a short sale of substantially identical stock or securities; (ii) the holder is the grantor of an option to purchase substantially identical stock or securities; or (iii) the holder’s risk of loss with respect to the shares is considered diminished by reason of the holding of one or more positions in substantially similar or related property.

In addition to the foregoing, no dividends received deduction will be allowed to a corporate holder of Lakes common stock for a dividend received by such holder to the extent that the holder is obligated (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. The dividends received deduction allowed to a corporate holder of Lakes common stock for all dividends received by such holder during the tax year in which the distribution occurs will be limited to a specified proportion of the holder’s adjusted taxable income for such year. Also, the dividends received deduction allowed to a corporate holder may be reduced or eliminated in accordance with the rules set forth in Section 246A of the Code if the holder has indebtedness that is directly attributable to its investment in portfolio stock, such as the Lakes common stock.

Special rules may apply to a corporate holder of Lakes common stock if a portion of the amount received in the distribution by such holder which is a taxable dividend is considered to be an “extraordinary dividend” within the meaning of Section 1059 of the Code. If all or a portion of the amount received in the distribution by a corporate holder constitutes an extraordinary dividend with respect to such holder’s Lakes common stock, and if the holder has not held such stock for more than two years before Lakes declared, announced, or agreed to the amount or payment of such dividend, whichever is earliest, then the holder’s basis in the Lakes common stock will be reduced (but not below zero) by any non-taxed portion of the dividend, which generally is the amount of the dividends received deduction. If the non-taxed portion of the dividend exceeds the shareholder’s basis in the Lakes common stock, the excess is treated as gain from the sale of the stock for the year in which the dividend takes place. For purposes of determining if Lakes common stock has been held for more than two years, rules similar to those that are applicable to determining how long such stock has been held for purposes of the dividends received deduction will apply.

The amount received in the distribution by a corporate holder of Lakes common stock generally will constitute an “extraordinary dividend” if the amount received by such holder: (i) equals or exceeds 10 percent of the holder’s adjusted basis in the Lakes common stock, treating all dividends having ex-dividend dates within an 85-day period as one dividend; or (ii) exceeds 20 percent of the holder’s adjusted basis in the Lakes common stock (determined without regard to any reduction for the non-taxed portion of other extraordinary dividends), treating all dividends having ex-dividend dates within a 365-day period as one dividend. A holder may elect to use the fair market value of the Lakes common stock, rather than its adjusted basis, for purposes of applying the 10 percent and 20 percent limitations, if the holder is able to establish such fair market value to the satisfaction of the IRS.

In addition, a corporate holder of Lakes common stock may be required to include in its alternative minimum taxable income a portion of the amount of any dividends received deduction allowed in computing regular taxable income.

Payment of the Distribution by Lakes.   If the fair market value of the WPTE common stock distributed in the distribution exceeds Lakes’ tax basis in such stock at the Distribution Date, the distribution will be treated as a taxable sale by Lakes. Lakes will recognize gain on the distribution in an amount equal to the excess of the fair market value of the WPTE common stock on the Distribution Date over Lakes’ tax basis in such common stock. If, however, Lakes’ tax basis in the WPTE common stock exceeds the fair market value of such property on the Distribution Date, then no gain or loss will be recognized by Lakes on the distribution. Any such gain recognized may be offset, to the extent available, by capital loss carryforwards and net operating loss carryforwards.

The amount received in the distribution attributable to the WPTE common stock (i.e., the fair market value of the stock that is distributed) will be determined by Lakes after the distribution based on a number of factors that will include, without limitation, the trading price of WPTE common stock at or near the Distribution Date and the amount of stock owned by Lakes. Accordingly, the actual tax impact of the distribution on Lakes cannot be determined until after the distribution.

Tax Reporting.  The fair market value of the WPTE common stock received by each Lakes shareholder will be determined by Lakes after the distribution based on a number of factors that will include, without limitation, the trading price of WPTE common stock at or near the Distribution Date. After this determination is made (and within the time limit required by the Code), Lakes will report to such shareholder and to the IRS the amount of the distribution (consisting of the fair market value of the WPTE common stock and any cash in lieu of fractional shares), together with the portion of the distribution treated as a taxable dividend. There is no assurance that the IRS or the courts will agree that the amount received in the distribution by a Lakes shareholder is the amount determined by Lakes, and it is possible that the IRS and the courts will ultimately determine that Lakes shareholders, or some of them, received a larger distribution amount for Federal income tax purposes than the amounts reported to them by Lakes. If the IRS were to challenge the amount of the distribution reportable by any Lakes shareholder on such shareholder’s Federal income tax return, then such shareholder would have to bear the expenses and effort of defending against or otherwise resolving such challenge.

Backup Withholding.  Under Section 3406 of the Code and applicable regulations thereunder, a holder of Lakes common stock may be subject to backup withholding with respect to this distribution. If: (i) the shareholder (“payee”) fails to furnish or certify a taxpayer identification number to the payor; (ii) the IRS notifies the payor that the taxpayer identification number furnished by the payee is incorrect; (iii) there has been a “notified payee under-reporting” described in Section 3406(c) of the Code; or (iv) there has been a “payee certification failure” described in Section 3406(d) of the Code, Lakes generally will be required to withhold an amount equal to 28 percent of the amount paid to such shareholder in the distribution. Any amounts withheld under the backup withholding rules from a payment to a shareholder will be allowed as a credit against the shareholder’s Federal income tax liability or as a refund.

Scope of U.S. Federal Income Tax Consequences Summary.  Pursuant to Circular 230, as promulgated by the United States Department of the Treasury, nothing contained in this statement is intended or written to be used by any taxpayer for the purpose of avoiding penalties that may be imposed on the taxpayer by the Internal Revenue Code of 1986, and it cannot be used by any taxpayer for such purpose. The foregoing summary of tax consequences of receiving the distribution and the ownership of WPTE common stock may vary depending on a Lakes shareholder’s particular situation. Lakes shareholders are urged to consult with their own tax advisors regarding the tax consequences to them of receipt of the dividend of WPTE common stock, including but not limited to the application to them of Federal estate and gift, state, local, foreign and other tax laws.

Stock Option Adjustments

Lakes has adjusted the exercise price of stock options to purchase shares of Lakes common stock issued and outstanding under its existing stock option plans (collectively, the “Options”) as a result of the dividend of WPTE shares. The exercise prices of the Options have been adjusted to preserve the intrinsic value of the Options as follows. The new exercise prices for the Options were reduced by the difference between the closing price of Lakes common stock on the record date and the closing price of Lakes common stock on the first trading day after the record date.

Except for the adjusted exercise prices, the Options will continue to have the same terms and conditions set forth in the existing Lakes stock option plans applicable to the Options.

As of October 24, 2008 there were 3,036,150 Options outstanding. Of this amount, 2,651,900 Options were immediately exercisable. A total of 26,055,219 shares of Lakes common stock were outstanding as of October 24, 2008.

INFORMATION ABOUT WPT ENTERPRISES, INC.

Overview of WPT Enterprises, Inc. (“WPTE”)

WPTE creates internationally branded entertainment and consumer products driven by the development, production and marketing of televised programming based on gaming themes. WPTE created the World Poker Tour ® , or WPT, a television show based on a series of high-stakes poker tournaments that currently airs on the Game Show Network and the Travel Channel in the United States, and has been licensed for broadcast globally. In January, 2008, WPTE launched ClubWPT.com, an innovative subscription-based online poker club targeted to the estimated 60 million poker players in the United States, which is currently offered in 38 States. WPTE also licenses its brand to companies in the business of poker equipment and instruction, apparel, publishing, electronic and wireless entertainment, DVD/home entertainment, casino games and giftware and is also engaged in the sale of corporate sponsorships. In addition, WPTE also has operations in mainland China, pursuant to its agreement with the China Leisure Sports Administrative Center where WPTE is developing and marketing online and mobile games supporting the WPTE China National Traktor Poker Tour.

INFORMATION ABOUT WPT ENTERPRISES, INC. COMMON STOCK

WPTE Common Stock

Under WPTE’s Certificate of Incorporation, its authorized capital stock consists of 120,000,000 shares of common stock, $0.001 par value, and 125,000,000 shares of undesignated preferred stock, $0.001 par value. As of November 5, 2008, there were 20,491,993 shares of WPTE common stock outstanding.

Market for WPTE Common Stock

WPTE common stock trades on the Nasdaq Global Market under the symbol “WPTE.”

WPTE Transfer Agent

The transfer agent and registrar for WPTE common stock is Wells Fargo Bank, N.A. You may contact the transfer agent and registrar at the address set forth below. All correspondence should be sent to the following address:

Wells Fargo Bank, N.A.
Shareowner Services
161 North Concord Exchange
South St. Paul, MN 55075

WPTE and Lakes are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and accordingly, each company files periodic reports, registration statements, proxy statements and other information with the Securities and Exchange Commission (the “SEC”), including financial statements. WPTE has been subject to the Securities Exchange Act Reporting requirements for at least 90 days and is current in its reporting. If you would like more information about WPTE, we urge you to read WPTE’s reports filed with the SEC.

You may read and copy WPTE’s and Lakes’ reports at the SEC’s website at http://www.sec.gov or at WPTE’s website at http://investor.shareholder.com/wpt/financials.cfm or at Lakes website at http://www.lakesentertainment.com.

Each of WPTE and Lakes maintains a website that offers additional information about the company.

•	Visit WPTE’s website at http://www.worldpokertour.com

•	Visit Lakes’ website at http://www.lakesentertainment.com